Exhibit 99.6

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of Danaher Corporation

Pursuant to the Offer to Exchange

All Common Units of

POTOMAC HOLDING LLC

which are owned by Danaher Corporation and

will be converted into the right to receive Shares of Common Stock of

NETSCOUT SYSTEMS, INC.

for

Shares of Common Stock of Danaher Corporation

Pursuant to the Prospectus, dated [—], 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY, ON [—], 2015, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF DANAHER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated [—], 2015 (the “Prospectus”), in connection with the offer by Danaher Corporation (“Danaher”) to exchange all common units representing limited liability company membership interests of Potomac Holding LLC, that are owned by Danaher and will be converted into shares of NetScout Systems, Inc. common stock, par value $0.001 per share, for shares of Danaher common stock, par value $0.01 per share (“Danaher common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Shares of Danaher common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day, on the expiration of the exchange offer and, unless Danaher has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Danaher accepts Danaher common stock pursuant to this exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF DANAHER COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to the exchange offer agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “This Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the shares of Danaher common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of Danaher common stock that it is withdrawing from the exchange offer:

Number of certificated shares of Danaher common stock to be withdrawn:

Number of book-entry and/or direct purchase plan shares to be withdrawn:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) of shares of Danaher common stock have been delivered to Computershare Trust Company, N.A. (the “exchange offer agent”), please provide the following information in order for the exchange offer agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of Danaher common stock withdrawn:

(if held in book-entry or direct purchase plan, please indicate “book-entry”)

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Danaher common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of Danaher common stock, you must transmit this Notice of Withdrawal to the exchange offer agent at:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence RI 02940-3011	For Eligible Institutions Only: (617) 360 - 6810 For Confirmation Only Telephone: (781) 575- 2332	Computershare Trust Company, N.A. Attn: Corp Actions 250 Royall Street Suite V Canton, MA 02021

Danaher will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Danaher, the exchange offer agent, the transfer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

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